EXHIBIT 99.1

NEWS RELEASE

Contact:	James G. Reynolds
Talya Nevo-Hacohen
949-221-0600

HEALTH CARE PROPERTY INVESTORS, INC. REPORTS RESULTS

FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2003

NEWPORT BEACH, CA., January 27, 2004 — Health Care Property Investors, Inc. (NYSE:HCP), an equity health care real estate investment trust (REIT), announced today operating results for the quarter and year ended December 31, 2003. Net Income applicable to common shares for the year totaled $121,849,000, or $1.93 per diluted share of common stock, on revenue of $400,183,000. This compares with Net Income applicable to common shares of $112,480,000, or $1.92 per diluted share of common stock on revenue of $349,116,000 for the year ended December 31, 2002.

Funds From Operations (FFO) for the year ended December 31, 2003 was $206,231,000, or $3.28 per diluted share of common stock, compared with $199,210,000, or $3.41 per diluted share of common stock, for the year ended December 31, 2002.

Included in Net Income applicable to common shares and FFO for the year ended December 31, 2003 are non-operating preferred stock redemption charges totaling $18,553,000, or $0.29 per diluted share of common stock. Included in Interest and Other Income for the quarter and year ended December 31, 2003 is a $3,424,000, or $0.05 per diluted share of common stock, accrual reversal which relates to the 1999 acquisition of American Health Properties.

The Company’s calculation of FFO does not include previously disclosed asset impairment charges of $13,992,000, or $0.22 per diluted share of common stock, and $11,007,000, or $0.18 per diluted share of common stock, for the years ended December 31, 2003 and 2002, respectively. See note (4) on page six for a description of FFO and the treatment and impact of asset impairment charges.

FOURTH QUARTER HIGHLIGHTS AND RECENT DEVELOPMENTS

•	On October 2, 2003, the Company and HCP Medical Office Portfolio, LLC, a joint venture with GE Commercial Finance, completed the acquisition of 113 medical office buildings from MedCap Properties, LLC for $575 million. The Company is the managing member of HCP Medical Office Portfolio, LLC and has a one-third economic interest therein.

•	In December 2003, the Company issued 7,820,000 shares of 7.1% Series F Cumulative Redeemable Preferred Stock at $25.00 per share, generating gross proceeds of $195,500,000.

•	On January 20, 2004, HCP Medical Office Portfolio, LLC completed $288 million of mortgage financings of which $254 million are at a weighted average fixed rate of 5.57% and the balance is at a floating rate based on LIBOR plus 1.75%. The Company received $92 million of net proceeds from the financing, representing its one-third share of the joint venture.

•	On January 22, 2004, the Company announced that its Board of Directors approved a 2-for-1 stock split in the form of a stock dividend. Stockholders of record as of the close of business on February 4, 2004 will receive one additional share of common stock for each share they own. Total outstanding shares will increase from approximately 65.5 million to approximately 131 million. Certificates for the new shares will be issued on or about March 1, 2004.

•	On January 22, 2004, the Company announced that its Board of Directors declared a quarterly common stock cash dividend of $0.835 per share on a pre-split basis ($0.4175 on a post-split basis). The common stock cash dividend will be paid on February 19, 2004 to stockholders of record as of the close of business on February 4, 2004. This most recent dividend equals $3.34 on an annualized pre-split basis compared with $3.32 for 2003. The Board of Directors of the Company has determined to continue to follow the policy established in January 2003 of considering further dividend increases on an annual rather than quarterly basis.

•	On January 22, 2004, the Company announced that its Board of Directors elected David B. Henry and Joseph P. Sullivan to the Company’s Board of Directors. Henry is Vice Chairman and Chief Investment Officer of Kimco Realty Corporation. Sullivan is presently Chairman of the Board of Advisors of RAND Health and a member of the Board of Directors of Amylin Pharmaceuticals, Inc. Previously, Sullivan was Chairman of the Board, President and Chief Executive Officer of American Health Properties, Inc., an equity health care REIT that the Company acquired in 1999.

•	On January 22, 2004, the Company announced the undertaking of certain corporate governance initiatives that it believes are in the best interests of the Company’s stockholders. The Company’s Board of Directors has approved an amendment to the Company’s stockholder rights plan (“poison pill”) that will cause the rights to expire on February 2, 2004 and has approved amendments to the Company’s charter and bylaws that would declassify its Board of Directors and provide for the annual election of directors. Under the current classified system, directors are elected to a three-year term and approximately one-third of the full board is up for election each year. The charter amendment providing for declassification will require stockholder approval, which the Company intends to seek at its 2004 annual stockholders’ meeting.

•	On January 26, 2004, the Company reported that 66% of its 2003 common stock dividend is taxable as ordinary income and 34% is a non-taxable return of capital.

•	Today the Company announced that Mark A. Wallace was named Senior Vice President and Chief Financial Officer effective March 15, 2004. He was formerly the Executive Vice President and Chief Financial Officer of Tremont Corporation and TIMET, its principal operating subsidiary, which were both publicly traded NYSE companies during his tenure.

Health Care Property Investors, Inc. has scheduled a conference call and webcast today, Tuesday, January 27, 2004 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter and year ended December 31, 2003. The conference call is accessible by dialing 800-811-7286. The webcast is accessible via the Company’s Internet web site at www.hcpi.com. A webcast replay of the conference call will be available after 1 p.m. Pacific Time on January 27, 2004 through February 7, 2004 on the Company’s web site.

Health Care Property Investors, Inc. (NYSE:HCP) is a self-administered equity real estate investment trust (REIT) that invests directly or through joint ventures in health care facilities. As of December 31, 2003, the Company’s portfolio of properties, including those invested in through joint ventures, includes 554 properties in 44 states and consisted of 31 hospitals, 173 long-term care facilities, 124 assisted and retirement living facilities, 196 medical office buildings and 30 other properties. For more information on Health Care Property Investors, Inc., visit the Company’s web site at www.hcpi.com.

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Statements in this news release and the supplement that are not historical may contain forward-looking statements subject to risks and uncertainties, such as competition for the acquisition and financing of health-care facilities, competition for lessees and mortgagors (including with respect to new leases and mortgages and the renewal or roll-over of existing leases); continuing operational difficulties in the long-term care and assisted living sectors; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; changes in health care laws and regulations and other changes in the health-care industry which affect the operations of the company’s lessees or mortgagors; changes in management; costs of compliance with building regulations; changes in tax laws and regulations; changes in the financial position of the Company’s lessees and mortgagors; changes in rules governing financial reporting, including new accounting pronouncements; and changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments. Some of these risks are described from time to time in the SEC reports filed by the Company.

HEALTH CARE PROPERTY INVESTORS, INC.

Summary Information for Quarter and Year Ended December 31, 2003 and 2002

(Unaudited) Amounts in Thousands, Except Per Share Amounts

	Quarter Ended December 31,			Year Ended December 31,

	2003		2002	2003		2002

Revenue	$110,195	(4)	$95,692	$400,183	(4)	$349,116
Net Income Applicable to Common Shares	$41,435		$23,149	$121,849	(3),(4)	$112,480
Basic Earnings Per Share	$0.64	(4)	$0.39	$1.95	(3),(4)	$1.95
Diluted Earnings Per Share (1)	$0.63	(4)	$0.39	$1.93	(3),(4)	$1.92
Weighted Average Shares Outstanding	65,510		59,742	63,065		58,495
(Diluted Earnings Per Share) (1)

Funds From Operations (2)	$62,270		$52,312	$206,231	(3)	$199,210
Diluted Funds From Operations Per Share (1)	$0.94		$0.88	$3.28	(3)	$3.41

(1)  Diluted Earnings and Funds From Operations Per Share have been adjusted from amounts previously reported for the impact of unvested restricted stock grants and unvested employee stock options to conform with current presentation. The effect on periods in 2002 aggregates up to $0.02 per diluted share.

(2)  The Company believes that Funds From Operations (FFO) is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

The Company adopted the definition of FFO prescribed by the National Association of Real Estate Investment Trusts' (NAREIT) October 1999 White Paper (as amended April 2002). Accordingly, FFO is defined as Net Income applicable to common shares (computed in accordance with generally accepted accounting principles), excluding asset impairment charges and gains (or losses) from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income.

In October 2003, NAREIT informed its member companies that the Securities and Exchange Commission (SEC) has taken the position that asset impairment charges should not be excluded in calculating FFO. The SEC's interpretation is that recurring impairments on real property are not an appropriate adjustment. If the Company adopted the SEC's interpretation of FFO and did not adjust for asset impairment charges, the Company's basic FFO, diluted FFO and FFO per diluted share for historical periods would be different than the amounts reported in this release and in previous disclosures. According to NAREIT, there is inconsistency among NAREIT member companies as to the adoption of the SEC's interpretation of FFO. Therefore, a comparison of the Company's FFO results to another company's FFO results may not be meaningful. See note (4) on page six for a presentation of the impact of impairment charges.

(3)  Includes the impact of preferred stock redemption charges of $18,553,000, or $0.29 per diluted share, for the year ended December 31, 2003.

(4)  Includes income from the reversal of non-cash accruals related to the 1999 acquisition of American Health Properties of $3,424,000, or $0.05 per diluted share of common stock for the quarter and year ended December 31, 2003.

HEALTH CARE PROPERTY INVESTORS, INC.

Consolidated Statements of Income

(Unaudited) Amounts in Thousands, Except Per Share Amounts

	Quarter Ended December 31,		Year Ended December 31,

	2003	2002	2003	2002

Revenue
Rental Income (2)	$66,166	$61,047	$248,773	$233,088
Medical Office Building Rental Income (2)	27,011	23,525	99,876	89,007
Equity Income from Unconsolidated Joint Ventures	2,435	838	2,889	920
Interest and Other Income	14,583	10,282	48,645	26,101

	110,195	95,692	400,183	349,116

Expense
Interest Expense	23,389	21,719	90,749	77,418
Real Estate Depreciation and Amortization	20,908	19,313	79,095	73,455
Operating Expenses from Medical Office Buildings	11,961	8,705	38,694	31,358
General and Administrative Expenses	8,311	6,093	24,731	18,733
Impairment Losses on Real Estate	2,090	—	2,090	—

	66,659	55,830	235,359	200,964

Income From Operations	43,536	39,862	164,824	148,152
Minority Interests	(3,454)	(2,118)	(9,751)	(8,396)

Income Before Discontinued Operations	40,082	37,744	155,073	139,756
Discontinued Operations
Operating Income from Discontinued Operations	533	875	3,278	7,953
Gain/(Loss) on Real Estate Dispositions and Impairments	3,783	(9,245)	234	(10,329)

	4,316	(8,370)	3,512	(2,376)

Net Income	$44,398	$29,374	$158,585	$137,380
Dividends to Preferred Stockholders	(2,963)	(6,225)	(18,183)	(24,900)
Preferred Stock Redemption Charges	—	—	(18,553)	—

Net Income Applicable to Common Shares	$41,435	$23,149	$121,849	$112,480

Basic Earnings Per Share
Income from Continuing Operations Applicable to Common Shares	0.57	0.53	1.89	1.99
Discontinued Operations	0.07	(0.14)	0.06	(0.04)

Net Income Applicable to Common Shares	$0.64	$0.39	$1.95	$1.95

Diluted Earnings Per Share (1)
Income from Continuing Operations Applicable to Common Shares	0.57	0.53	1.88	1.96
Discontinued Operations	0.06	(0.14)	0.05	(0.04)

Net Income Applicable to Common Shares	$0.63	$0.39	$1.93	$1.92

Weighted Average Shares Outstanding—Basic	64,612	58,733	62,471	57,586

Weighted Average Shares Outstanding—Diluted	65,510	59,742	63,065	58,495

(1)  Diluted Earnings Per Share has been adjusted from amounts previously reported for the impact of unvested restricted stock grants and unvested employee stock options to conform with current presentation. The effect on periods in 2002 aggregates up to $0.02 per diluted share.

(2)  For the year ended December 31, 2003, the Company changed its classification of revenues. Previously the Company differentiated lease revenue amounts earned under triple net leases and amounts earned from managed properties. The current presentation differentiates between revenue generated from Medical Office Buildings and revenue generated from all other properties. The presentation of Interest and Other Income has not changed. Amounts have been reclassified in all periods presented to conform with the current year presentation.

HEALTH CARE PROPERTY INVESTORS, INC.

Consolidated Statements of Funds From Operations

(Unaudited) Dollars in Thousands, Except Per Share Amounts

Funds From Operations	Quarter Ended December 31,		Year Ended December 31,

	2003	2002	2003		2002

Net Income Applicable to Common Shares	$41,435	$23,149	$121,849	(3)	$112,480
Real Estate Depreciation and Amortization	20,908	19,313	79,095		73,455
(Gain)/Loss on Real Estate Dispositions	(4,033)	(55)	(12,136)		(678)
Impairment Losses	2,340	9,300	13,992		11,007
Depreciation and Amortization included in Discontinued Operations	33	584	1,028		2,696
Joint Venture FFO Adjustments	1,587	21	2,403		250

Basic Funds From Operations (4)	$62,270	$52,312	$206,231	(3)	$199,210
Dividends on Convertible Operating Partnership Units	2,194	1,449	6,068		5,374

Diluted Funds From Operations (4)	$64,464	$53,761	$212,299	(3)	$204,584

Diluted Funds From Operations Per Share (1), (4)	$0.94	$0.88	$3.28	(3)	$3.41

Weighted Average Shares Outstanding—Diluted FFO (2)	68,219	61,308	64,667		60,055

(1)  Diluted Funds From Operations Per Share has been adjusted from amounts previously reported for the impact of unvested restricted stock grants and unvested employee stock options to conform with current presentation. The effect on periods in 2002 aggregates up to $0.02 per diluted share.

(2)  Weighted average shares outstanding-Diluted FFO includes Weighted Average Shares Outstanding- Diluted and shares of common stock issuable upon exchange of outstanding securities of the Company's subsidiaries.

(3)  Includes the impact of preferred stock redemption charges of $18,553,000, or $0.29 per diluted share for the year ended December 31, 2003.

(4)  The Company believes that Funds From Operations (FFO) is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

The Company adopted the definition of FFO prescribed by the National Association of Real Estate Investment Trusts' (NAREIT) October 1999 White Paper (as amended April 2002). Accordingly, FFO is defined as Net Income applicable to common shares (computed in accordance with generally accepted accounting principles), excluding asset impairment charges and gains (or losses) from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income.

In October 2003, NAREIT informed its member companies that the Securities and Exchange Commission (SEC) has taken the position that asset impairment charges should not be excluded in calculating FFO. The SEC's interpretation is that recurring impairments on real property are not an appropriate adjustment. If the Company adopted the SEC's interpretation of FFO and did not adjust for asset impairment charges, the Company's basic FFO, diluted FFO and FFO per diluted share for historical periods would be different than the amounts reported in this release and in previous disclosures.

The following table presents the Company's FFO results reflecting the impact of asset impairment charges (the SEC's interpretation) for the quarters and years ended December 31, 2003 and 2002:

	Quarter Ended December 31,		Year Ended December 31,

	2003	2002	2003	2002

Basic Funds From Operations	$62,270	$52,312	$206,231	$199,210
Impairment Losses	(2,340)	(9,300)	(13,992)	(11,007)

Basic Funds From Operations Including Impairment Losses	59,930	43,012	192,239	188,203
Dividends on Convertible Operating Partnership Units	2,194	1,449	6,068	5,374

Diluted Funds From Operations Including Impairment Losses	$62,124	$44,461	$198,307	$193,577

Diluted Funds From Operations Per Share Including Impairment Losses	$0.91	$0.73	$3.07	$3.22

Weighted Average Shares Outstanding—Diluted FFO	68,219	61,308	64,667	60,055

According to NAREIT, there is inconsistency among NAREIT member companies as to the adoption of the SEC's interpretation of FFO. Therefore, a comparison of the Company's FFO results to another company's FFO results may not be meaningful.

HEALTH CARE PROPERTY INVESTORS, INC.

Consolidated Balance Sheets

(Unaudited) Dollars in Thousands

	December 31,

	2003	2002

Assets
Real Estate Investments:
Buildings and Improvements	$2,682,206	$2,514,876
Accumulated Depreciation	(486,421)	(424,788)

	2,195,785	2,090,088
Construction in Progress	26,708	6,873
Land	283,352	274,450

	2,505,845	2,371,411
Loans Receivable, Net	267,613	300,165
Investments in and Advances to Joint Ventures	210,045	32,664
Accounts Receivable, Net	16,471	22,382
Other Assets	18,215	13,300
Cash and Cash Equivalents	17,768	8,495

Total Assets	$3,035,957	$2,748,417

Liabilities and Stockholders' Equity
Bank Notes Payable	$198,000	$267,800
Senior Notes Payable	1,050,476	888,126
Mortgage Notes Payable	158,808	177,922
Accounts Payable, Accrued Expenses and Deferred Income	71,135	62,145
Minority Interests in Joint Ventures	12,931	13,017
Minority Interests Convertible into Common Stock	103,990	58,518
Stockholders' Equity:
Preferred Stock	285,173	274,487
Common Stock	65,520	59,470
Additional Paid-In Capital	1,420,819	1,211,551
Other Equity	(12,217)	(11,705)
Cumulative Net Income	1,179,049	1,020,464
Cumulative Dividends	(1,497,727)	(1,273,378)

Total Stockholders' Equity	1,440,617	1,280,889

Total Liabilities and Stockholders' Equity	$3,035,957	$2,748,417

HEALTH CARE PROPERTY INVESTORS, INC.

Supplemental Financial and Operating Information

As of December 31, 2003

INVESTMENTS

Total new investments for the quarter and year ended December 31, 2003 are summarized as follows:

	Quarter Ended December 31, 2003	Year Ended December 31, 2003
Acquisition of Properties	$49,000,000	$239,100,000
Equity Investments	181,000,000	181,000,000
Loans	—	16,500,000
New Construction and Expansion	—	5,700,000

	$230,000,000	$442,300,000

Rentable Square Footage Acquired (1)	5,878,000	7,134,000

(1) Rentable Square Footage is based on owned facilities including joint venture and partner interests and loans secured by property.

MedCap Properties, LLC

On October 2, 2003, the Company and HCP Medical Office Portfolio, LLC (“HCP MOP”), a joint venture that was formed in June 2003 with GE Commercial Finance, completed the $575 million acquisition of MedCap Properties, LLC, which included ownership interests in 113 medical office buildings. The acquisition was structured in the following three components:

•	HCP MOP acquired 100 of the medical office buildings at an acquisition price of $460 million. The Company has a $153 million investment, which represents a one-third interest, in HCP MOP and also earns management, acquisition and disposition fees for serving as the managing member of HCP MOP. During the fourth quarter of 2003, the Company recognized equity income of $4,678,000 from its one-third ownership interest, management fees and acquisition fees. At the time of the acquisition, the joint venture assumed $26 million in mortgage debt at a rate of approximately 7.1%. On January 20, 2004, HCP MOP completed $288 million of mortgage financings on certain of these properties of which $254 million are at a weighted average fixed rate of 5.57% and the balance is at a floating rate based on LIBOR plus 1.75%. The Company received $92 million of net proceeds from the mortgage financings representing its one-third share of the joint venture.

•	Eight of the acquired medical office buildings, with an investment value of $49 million, were contributed to a joint venture between the Company and the senior management of MedCap Properties, LLC. The joint venture issued 1,064,539 units valued at $45.26 each, which are redeemable for cash or, at the Company’s option, HCP common stock beginning October 2, 2004.

•	The remaining five buildings with initial investments of $28 million are construction projects with an expected total cost of $67 million and are scheduled for completion in 2004. As of December 31, 2003 a total of $38 million had been expended, including the initial $28 million investment. These assets will be acquired by HCP MOP upon completion of construction.

Acquisition and Construction Commitments

As of December 31, 2003, the Company had contractual commitments to acquire or construct $116 million of health care real estate and capital projects including the remaining $29 million of construction projects related to the MedCap Properties, LLC acquisition noted above. It is expected that the acquisitions and construction will be substantially completed by December 31, 2004. The Company expects that a significant portion of these commitments will be funded; however, experience suggests that some committed transactions may not close for various reasons including unsatisfied closing conditions, competitive financing sources, final negotiation differences or the operator’s inability to obtain required internal or governmental approvals.

As of December 31, 2003, the Company’s gross investment in properties, including partnership interests and mortgage loans, was approximately $3.4 billion.

LEASE EXPIRATIONS AND LOAN RECEIVABLE MATURITIES

As of December 31, 2003, we had 311 properties leased under triple net leases, 46 properties securing loans and 92 properties under gross or modified gross leases. Under a triple net lease, in addition to the rent obligation, the lessee is generally responsible for all operating expenses of the property such as utilities, property taxes, insurance, repairs and maintenance. Under gross or modified gross leases, we may be responsible for property taxes, repairs, and/or insurance on the leased properties.

The following reflects the annual impact by year in terms of 2003 revenues resulting from lease expirations and mortgage maturities:

Year	2003 Revenue (1)	Percentage of 2003 Revenue
2004	$8,885,000	2.5%
2005	17,934,000	5.1%
2006	21,074,000	6.0%
2007	26,232,000	7.5%
2008	46,355,000	13.2%
Thereafter	231,196,000	65.7%

	$351,676,000	100.0%

(1) 2003 Revenue reflects Revenue of $400,183,000, less Operating Expenses from Medical Office Buildings of $38,694,000, and non-property specific revenue of $9,813,000.

DISPOSITIONS AND DISCONTINUED OPERATIONS

During the quarter ended December 31, 2003, the Company sold 12 facilities for a net sales price of $31.4 million, resulting in a net gain on sale of $4 million. For the year ended December 31, 2003, a total of 26 facilities were sold for a net sales price of $58.2 million and a net gain on sale of $12.1 million. The Company recognized a total of $12 million of impairment losses on 14 facilities classified as discontinued operations during the year ended December 31, 2003 including a $250,000 impairment on one facility charged in the fourth quarter. In addition, during the fourth quarter of 2003, the Company recognized an impairment loss of $2.1 million on one operating facility reflected in continuing operations. As of December 31, 2003, the Company had nine facilities classified as discontinued operations that it had not yet sold.

SELECTED OPERATORS

Tenet Healthcare Corporation

During the year ended December 31, 2003, Tenet Healthcare Corporation (“Tenet”) leased from the Company eight acute care hospitals and one medical office building. Rents from Tenet properties constituted approximately 16% of the Company’s 2003 revenue. One of the hospital leases is scheduled to expire on May 31, 2005. Tenet can renew that lease for an additional five years by providing notice at least 180 days prior to lease expiration. Tenet exercised five-year extensions on six facility leases – five with terms now set to expire in February 2009 and one now set to expire in May 2009. In October 2003, Tenet assigned the lease for a hospital located in Poplar Bluff, Missouri to Health Management Associates (HMA). HMA is a strong health care services operator with hospitals concentrated primarily in the southeast and southwest areas of the United States. The lease on that hospital provided for rent of $3.7 million for 2003 and has a lease term set to expire in February 2009. As of December 31, 2003, the Company has an aggregate investment of $424 million in facilities leased to Tenet.

Tenet informed the Company that one of the Company’s hospitals located in Tarzana, California, and operated by Tenet under a lease expiring in February 2009 is affected by State of California Senate Bill 1953 (SB 1953), which requires certain seismic safety building standards for acute care hospital facilities. The Company and Tenet are currently reviewing the SB 1953 compliance of this hospital, multiple plans of action to cause such compliance, the estimated time for completing the same and the cost of performing necessary remediation of the property. The Company cannot currently estimate the potential costs of SB 1953 compliance with respect to the affected hospital or the final allocation of such costs between the Company and Tenet. Rent on the hospital in 2003 was $10.8 million and the net book value is $81 million.

Tenet announced its adoption of new policies, as of January 1, 2003, for calculating Medicare reimbursement for patients who require high cost treatments (“outlier payments”) which has led to reduced revenues at certain of its hospitals. Cash flow coverage of rents for the Tenet hospitals was 4.3 for the twelve months ended September 30, 2003. This is down from a coverage level of 5.1 for the twelve months ended September 30, 2002.

Tenet is currently undergoing an investigation by the Securities and Exchange Commission relating to its billing practices and financial and other disclosures. In addition, according to public disclosures by Tenet, the United States Department of Justice is suing Tenet over Medicare fraud allegations; the U.S. Attorney’s office is investigating Tenet’s use of physician relocation agreements, certain contractual matters related to physicians and others and Medicare outlier payments; a federal grand jury has returned an indictment accusing a subsidiary of Tenet of illegal use of physician relocation agreements; the Internal Revenue Service has assessed a $157 million tax deficiency with interest of $118 million as of September 30, 2003 against Tenet; the United States Senate Finance Committee is investigating Tenet’s corporate governance practices with respect to federal health care programs; Tenet is litigating several federal securities class action and shareholder derivative suits and several state law actions; the United States Department of Health and Human Services is investigating Tenet’s relationship with the Women’s Cancer Center; a former executive of Tenet recently received a $148 million judgment against Tenet for certain stock incentive awards; and Tenet is subject to other federal and state investigations regarding its business practices. Tenet is responding to a Justice Department subpoena regarding the outlier payments at the Company’s Tarzana facility. The Company cannot predict the impact, if any, that these recent developments may have on individual hospital performance and the related rent.

HealthSouth Corporation

Five percent of the Company’s 2003 revenue was generated from facilities leased to HealthSouth Corporation (“HealthSouth”), primarily from nine rehabilitation hospitals. In March 2003, the Securities and Exchange Commission charged HealthSouth and its former chief executive officer with inflating earnings and overstating assets and as a result HealthSouth has announced that its previous financial statements should not be relied upon. HealthSouth has announced that it is undergoing a financial audit and forensic examination to assess the accuracy of its financial information. In October 2003, HealthSouth announced that it paid its semi-annual interest payments to bondholders and announced its intention to remain current on all interest payments. On January 16, 2004, HealthSouth announced the refinancing of a Subordinated Debt Issue and that it is now current on all of its outstanding principal and interest payments due under HealthSouth’s various borrowing agreements. The nine rehabilitation hospitals leased by HealthSouth have an average remaining lease term of four years not taking into account renewal options. The average age of these hospitals is 14 years. Fourth quarter 2003 occupancy for the nine facilities, as provided by HealthSouth, ranged from 58% to 99%, with an average occupancy of 75%. HealthSouth is current on rent payments through January 2004.

FUTURE OPERATIONS

The Company projects Diluted Funds From Operations (FFO) for 2004 to range between $3.52 and $3.62 per share on a pre-stock split basis. Projected Diluted FFO for 2004 is based on diluted earnings per share adjusted in accordance with the NAREIT definition of FFO as detailed in the following table. The mid-range below assumes no 2004 dispositions and only acquisitions in 2004 committed as of December 31, 2003.

	Low	Mid	High
Diluted Earnings per Common Share	$2.42	$2.24	$2.27
Gain on Sale	(0.21)	—	—
Real Estate Depreciation	1.26	1.28	1.30
Joint Venture Adjustments	0.06	0.06	0.06
Dilutive Adjustments Related to Operating Partnership Units	(0.01)	(0.01)	(0.01)

Diluted Funds From Operations	$3.52	$3.57	$3.62

CAPITAL MARKETS ACTIVITY

During 2003, the Company strengthened its financial position through various capital market transactions, including the following:

DEBT FINANCING

On February 28, 2003, the Company issued $200,000,000 of 6% Senior Notes due 2015. Interest on these notes is payable semi-annually in March and September.

The Company has a revolving line of credit totaling $490,000,000. Borrowings under the line of credit were $198,000,000 at December 31, 2003. The average annual interest rate on the line of credit for the year ended December 31, 2003 was 2.1%.

During the year ended December 31, 2003, the Company repaid $31,000,000 of maturing long-term debt with an average interest rate of 7.11% and redeemed $5,000,000 in Medium Term Notes due March 10, 2015, which carried an interest rate of 9%. These payments were initially financed with funds available under the Company’s revolving lines of credit.

Total debt represented 27.2% and 49.4% of the Company’s total market and book capitalization, respectively, at December 31, 2003, compared with 33.6% and 51.0%, respectively, at the end of 2002. The Company’s senior debt is rated Baa2/BBB+/BBB+ by Moody’s, Standard & Poor’s and Fitch, respectively.

Tabulated below is the Company’s debt maturity table by year and in the aggregate:

2004	$106,000,000
2005	445,000,000	(1)
2006	143,000,000
2007	144,000,000
2008	20,000,000
Thereafter	549,000,000

	$1,407,000,000

(1) Includes $198,000,000 for the revolving line of credit due October 2005.

PREFERRED STOCK

Issuances

On September 15, 2003, the Company issued 4,000,000 shares of 7.25% Series E Cumulative Redeemable Preferred Stock at $25.00 per share, raising gross proceeds of $100,000,000.

On December 3, 2003, the Company issued 7,820,000 shares of 7.1% Series F Cumulative Redeemable Preferred Stock at $25.00 per share, raising gross proceeds of $195,500,000.

Redemptions

On May 2, 2003, the Company redeemed all of its outstanding 8.6% series C preferred stock. The amount paid to redeem the preferred stock was approximately $99.4 million plus accrued dividends. The redemption amount above the carrying amount of the series C preferred stock gave rise to a non-operating charge of $11.8 million, or $0.19 per diluted share of common stock in the second quarter of 2003.

On September 10, 2003, the Company redeemed all of its outstanding 7.875% series A preferred stock. The amount paid to redeem the series A preferred stock was approximately $60.9 million plus accrued dividends. The redemption amount above the carrying amount of the series A preferred stock gave rise to a non-operating charge of $2.2 million, or $0.03 per diluted share of common stock in the third quarter of 2003.

On October 1, 2003, the Company redeemed its 8.7% series B preferred stock. The amount paid to redeem the series B preferred stock was approximately $133.7 million plus accrued dividends. The redemption amount above the carrying amount of the series B preferred stock gave rise to a non-operating charge of $4.6 million, or $0.07 per diluted share of common stock in the third quarter of 2003.

During the year ended December 31, 2003, the total of preferred stock redemption charges, detailed above, aggregated $18,553,000, or $0.29 per diluted share of common stock.

COMMON STOCK

On July 10, 2003, the Company issued 1,400,000 shares of common stock at a net offering price of $41.50 per share, generating gross proceeds of $58,100,000.

During the year ended December 31, 2003, the Company raised $123,379,000 under its Dividend Reinvestment and Stock Purchase Plan (DRIP) at an average price per share of $39.88. $98,848,000 of this amount was attributable to the optional investment portion and $24,531,000 of this amount was attributable to the reinvestment of dividends portion. Recent optional investment activity in the DRIP has declined significantly from previous levels due to the exclusion of certain participants who were managing multiple accounts and engaging in short term trading activities. The optional investment in December 2003 was $243,000 as compared with average monthly optional investments during the first 11 months of 2003 of $8,964,000. Also, beginning January 1, 2004, the Company reduced the discount on its shares of common stock purchased through the DRIP from 2% to 1%.

Earnings and FFO Per Share

On January 22, 2004, the Company announced that its Board of Directors approved a 2-for-1 stock split in the form of a stock dividend. Stockholders of record as of the close of business on February 4, 2004 will receive one additional share of common stock for each share they own. Total outstanding shares will increase from approximately 65.5 million to approximately 131 million. Certificates for the new shares will be issued on or about March 1, 2004. The impact on

Basic and Diluted Earnings Per Share and Diluted FFO per share will be reflected in operating results reported after February 4, 2004.

The Company has adjusted certain historical per share results to reflect the impact of unvested restricted stock grants and unvested employee stock options to conform with current presentation.

OTHER INFORMATION

The following summarizes certain significant operational information for the years ended December 31, 2003 and 2002:

	Year Ended December 31,
	2003	2002
	(Amounts in Thousands)
Capitalized Interest	$1,210	$1,323
Amortization of Deferred Financing Costs	2,639	2,096
Income from Straight Line Rents and Interest	2,120	1,823
Lease Commission and Tenant and Capital Improvements on Medical Office Buildings	6,470	8,989

HEALTH CARE PROPERTY INVESTORS, INC.

Supplementary Financial Information Portfolio Overview as of December 31, 2003

(Unaudited) Dollars in Thousands, Except Investment Per Square Foot

PORTFOLIO OVERVIEW (2)

	Hospitals	Long-Term Care	Assisted & Retirement Living	Medical Office Buildings (Excl. MOP)	Other	Subtotal	HCP Medical Office Portfolio, LLC ("MOP") (8)	Portfolio Total

Revenue (1)	$98,952	$85,524	$82,380	$66,835	$17,985	$351,676	$3,452	$355,128
Percent of Revenue	27.9%	24.1%	23.2%	18.8%	5.0%	99.0%	1.0%	100.0%
Investment (3)	$803,091	$686,054	$829,173	$702,486	$183,355	$3,204,159	$178,624	$3,382,783
Return on Investments (4)	12.5%	12.5%	9.9%	9.6%	10.1%	11.0%	2.3%	10.6%
Number of Properties	31	173	124	91	30	449	105	554
Assets Held for Sale	—	1	—	—	8	9	—	9
Number of Beds/Units (7)	3,507	21,375	13,368	—	—	38,250	—	38,250
Number of Square Feet	3,695,000	6,601,000	11,562,000	5,205,000	1,351,000	28,414,000	5,778,938	34,192,938
Investment per Bed/Unit (4)	$228	$32	$62	—	—	—	—	—
Investment per Square Foot (4)	$218	$104	$72	$137	$136	—	$82	—
Occupancy Data-Current Quarter (5), (7)	60%	81%	83%	94%	100%	—	87%	—
Occupancy Data-Prior Quarter (5), (7)	61%	81%	83%	95%	100%	—	—	—
Cash Flow Coverage (5), (6), (7)
Before Management Fees	3.9	1.5	1.3	—	—	2.2	—	—
After Management Fees	3.6	1.1	1.1	—	—	1.9	—	—

(1)  Revenues for the year ended December 31, 2003 includes lease revenue from triple net leases, net operating income from gross or modified gross leases, interest income and equity income from non-consolidated joint ventures.

(2)  All amounts exclude assets held for sale.

(3)  Includes partnership and limited liability company investments and construction commitments as well as our investment in unconsolidated joint ventures.

(4)  Excludes facilities under construction.

(5)  Excludes facilities under construction, newly completed facilities under start up, vacant facilities and facilities where data is not available or meaningful.

(6)  Results exclude data related to nine rehabilitation facilities leased to HealthSouth until greater assurances about HealthSouth's financial information is received.

(7)  Information in this table was derived from financial information provided by our lessees.

(8)  The Company is the managing member of HCP Medical Office Portfolio, LLC and has a one-third economic interest therein. Revenue and Return on Investment reflect our one-third interest from October 2, 2003 to December 31, 2003. Investment reflects the Company's one-third interest as of December 31, 2003.

TENANT OVERVIEW			SAME STORE OVERVIEW

PORTFOLIO BY OPERATOR/TENANT:			SAME PROPERTY GROWTH (2):
	Year ended December 31, 2003

Operator/Tenant (1) (2)	Revenue	Percentage	Rent Growth on Comparable Facilities for the Year Ended December 31, 2003 vs. December 31, 2002

Tenet Healthcare	$57,059	16.2%	Investment Properties, excluding Medical Office Buildings
American Retirement Corp.	33,440	9.5%	Number of Facilities	267
Emeritus Corporation	19,663	5.6%	Revenue Decrease	$350
Kindred Healthcare, Inc.	17,971	5.1%
HealthSouth Corporation	17,268	5.0%	Medical Office Buildings:
HCA Inc.	13,127	3.7%	Number of Facilities	74
Not-For-Profit Investment Grade Tenants	6,375	1.8%	Occupancy Percentage at December 31, 2003	94%
Other Publicly Traded Operators or Guarantors			Occupancy Percentage Change from September 30 ,2003	—
(11 Operators)	37,884	10.8%	Net Operating Income Increase	$1,554
Other Non Public Operators and Tenants	148,889	42.3%

	$351,676	100.0%

(1)  At December 31, 2003, the Company had approximately 97 health care operators and approximately 600 leases in the medical office portfolio.

(2)  All amounts exclude assets held for sale.